Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4/A of our report dated February 28, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in BB&T Corporation's Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
October 29, 2008